UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 22, 2016

Dr Pepper Snapple Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5301 Legacy Drive, Plano, Texas		75024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-673-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 22, 2016, Dr Pepper Snapple Group, Inc. ("DPS") issued a press release announcing that it has reached an agreement to acquire Bai Brands, LLC ("Bai"), and its complete portfolio of high-growth antioxidant infused beverages for a cash purchase price of $1.7 billion. A copy of such press release is attached as Exhibit 99.1 and incorporated herein by this reference.

At 7:30 a.m. (CST) on November 22, 2016, DPS will host a conference call with investors to discuss the Bai acquisition. The conference call and slide presentation will be accessible live through DPS’ website at http://www.drpeppersnapple.com and will be archived for replay for a period of 14 days. During this conference, DPS will present certain non-GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures will be included in the slide presentation. The "prepared remarks" made in the conference call will be posted on the aforementioned DPS website immediately after the call. When available the full "transcript" will be posted on the DPS website to replace the "prepared remarks".

Item 9.01 Financial Statements and Exhibits.

99.1--Dr Pepper Snapple Group, Inc. Press Release dated November 22, 2016-"Dr Pepper Snapple Group to Acquire Bai Brands, LLC".

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dr Pepper Snapple Group, Inc.

November 22, 2016	By:	James L. Baldwin

Name: James L. Baldwin
Title: Executive Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Dr Pepper Snapple Group, Inc. Press Release dated November 22, 2016--"Dr Pepper Snapple Group to Acquire Bai Brands, LLC".